Exhibit 31.1
CERTIFICATION
I, Jonah Shacknai, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Medicis Pharmaceutical Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: May 5, 2009
JONAH SHACKNAI
/s/ JONAH SHACKNAI
(Jonah Shacknai)
Chairman of the Board and
Chief Executive Officer